                                                                     EXHIBIT 2.1

                           ASSET PURCHASE AGREEMENT


                                    BETWEEN


                             HAHT COMMERCE, INC.,


                                HAHT ASIA, INC.


                                      AND


                              HAHT ASIA PTY., LTD


                               October 31, 2000

                                TABLE OF CONTENTS

1.       Definitions


2.       Basic Transaction
         (a)      Purchase and Sale of Assets
         (b)      Assumption of Liabilities
         (c)      Purchase Price
         (d)      Escrow
         (e)      The Closing
         (f)      Conditions to and Deliveries at Closing
         (g)      Allocation

3.       Representations and Warranties of the Seller
         (a)      Organization and Good Standing of the Seller
         (b)      Authorization of Transaction
         (c)      Noncontravention
         (d)      Brokers' Fees
         (e)      Title to Assets
         (f)      Financial Statements
         (g)      Events Subsequent to Most Recent Fiscal Year End
         (h)      Undisclosed Liabilities
         (i)      Legal Compliance
         (j)      Tax Matters
         (k)      Intellectual Property
         (l)      Contracts
         (m)      Notes and Accounts Receivable
         (n)      Powers of Attorney
         (o)      Insurance
         (p)      Litigation
         (q)      Product Warranty
         (r)      Disclosure
         (s)      Investment
         (t)      Payments
         (u)      Invoices
         (v)      No Other Subsidiaries

4.       Representations and Warranties of the Buyer
         (a)      Organization of the Buyer
         (b)      Authorization of Transaction
         (c)      Noncontravention
         (d)      Brokers' Fees
         (e)      Legal Compliance
         (f)      Disclosure
         (g)      Authorized and Outstanding Stock
         (h)      Due Issuance of HAHT Common Stock and HAHT Warrant

5.       Post-Closing Covenants
         (a)      General
         (b)      Litigation Support
         (c)      Transition
         (d)      Covenant Not to Compete

6.       Remedies for Breaches of this Agreement
         (a)      Indemnification Provisions for Benefit of the Buyer
         (b)      Indemnification Provisions for Benefit of the Seller
         (c)      Matters Involving Third Parties
         (d)      Determination of Adverse Consequences
         (e)      Recoupment Under Escrow
         (f)      Other Indemnification Provisions

7.       Miscellaneous
         (a)      Survival of Representations and Warranties
         (b)      Press Releases and Public Announcements
         (c)      No Third-Party Beneficiaries
         (d)      Entire Agreement
         (e)      Succession and Assignment
         (f)      Counterparts
         (g)      Headings
         (h)      Notices
         (i)      Governing Law
         (j)      Amendments and Waivers
         (k)      Severability
         (l)      Expenses
         (m)      Construction
         (n)      Incorporation of Exhibits and Schedules
         (o)      Specific Performance
         (p)      Submission to Jurisdiction
         (q)      Bulk Transfer Laws


Exhibit A--List of Purchased Assets
Exhibit B--List of Excess Liabilities Assumed Pursuant to Section 2(d) Exhibit C--List of Amounts Owed to the Buyer by the Seller
Exhibit D--Form of Warrant Agreement
Exhibit D-1--Buyer's Amended and Restated Certificate of Incorporation Exhibit E--Form of Escrow Agreement
Exhibit F--Bill of Sale and Assignment
Exhibit G--Form of Assumption
Exhibit H--Allocation Schedule
Exhibit I--Seller Financial Statements

Seller Disclosure Schedule--Exceptions to Representations and Warranties Buyer Disclosure Schedules--Exceptions to Representations and Warranties

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (the "Agreement") entered into on October 31, 2000, by and among HAHT Commerce, Inc., a Delaware corporation (the "Buyer"),
                                                                     -----
and HAHT Asia, Inc., a California corporation, and HAHT Asia Pty., Ltd., an entity organized and existing under the laws of Australia (individually, "Parent" and "Subsidiary", respectively, and collectively the "Seller"). The
 ------       ----------                                       ------
Buyer, Parent and Subsidiary are referred to collectively herein as the
       ------     ----------
"Parties" and individually as a "Party."
 -------                         -----

     This Agreement contemplates a transaction in which the Buyer will purchase certain of the assets (and assume certain of the liabilities) in return for forgiveness by Buyer of Parents" and Subsidiary's outstanding obligations to Buyer, stock and warrants to purchase stock, and other consideration.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. Definitions.
        ------------

     "Adverse Consequences" means all actions, suits, proceedings, hearings,
      --------------------
investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations
      ---------
promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code
      ----------------
ss.1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

     "Assigned Contracts" means those certain contracts or agreements to which
      ------------------
the Parent, Subsidiary or both is or are a party which are set forth under the heading "Assigned Contracts" on Exhibit A.

     "Assumed Liabilities" means all obligations of the Seller assumed by the
      -------------------
Buyer hereunder, as set forth under the heading "Assumed Liabilities" on Exhibit
                                                                         -------
A, including those that arose prior to Closing as specifically listed on Exhibit
-
A, and those that arise in connection with the performance of the Assigned Contracts after the Closing; provided, however, that the Assumed Liabilities
                             -----------------
arising prior to June 30, 2000 shall not exceed the sum of (A) $200,000 and (B) the amounts actually collected by the Buyer on the Seller's accounts receivable purchased hereunder, less the amount outstanding and/or forgiven under the Note; and provided, further, however, that the Assumed Liabilities shall not include any Retained Liabilities.

     "Basis" means any past or present fact, situation, circumstance, status,
      -----
condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Buyer" has the meaning set forth in the preface above.
      -----

     "Buyer's Disclosure Schedule" has the meaning set forth in Section 4
      ---------------------------
hereof.

     "Closing" has the meaning set forth in Section 2(f) below.
      -------

     "Change of Control" shall mean any merger, consolidation or financing
      -----------------
involving the Buyer, pursuant to which the shareholders of Buyer immediately prior to such transaction own 50% or less of the surviving entity in such transaction.

     "Closing Date" has the meaning set forth in Section 2(f) below.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Environmental, Health, and Safety Requirements" shall mean all federal,
      ----------------------------------------------
state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Escrow Agreement" has the meaning set forth in Section 2(d) below.
      ----------------

     "Escrow Termination Date" has the meaning set forth in Section 2(d) below.
      -----------------------

     "Excess Liabilities" means any Liability of the Seller that is not an
      ------------------
Assumed Liability, but which the Buyer assumes pursuant to Section 2(d) below, including those listed on Exhibit B, all of which Buyer intends, as of the date of this Agreement, to assume.

     "Excluded Assets" means the following assets of the Seller which are not
      ---------------
being transferred to Buyer pursuant to this Agreement: any capital stock of subsidiaries of the Parent, including Subsidiary's capital stock.

     "Extremely Hazardous Substance" has the meaning set forth in ss.302 of the
      -----------------------------
Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Financial Statements" has the meaning set forth in Section 3(g) below.
      --------------------

     "GAAP" means United States generally accepted accounting principles as in
      ----
effect from time to time.

     "HAHT Common Stock" means the common stock, $0.001 par value per share, of
      -----------------
the Buyer.

     "HAHT Warrant" has the meaning set forth in Section 2(c) below.
      ------------

     "Intellectual Property" means (a) all inventions (whether patentable or
      ---------------------
unpatentable and whether or not reduced to practice), all improvements thereto,
(b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" means actual knowledge after reasonable investigation.
      ---------

     "Liability" means any liability (whether known or unknown, whether asserted
      ---------
or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Most Recent Balance Sheet" means the unaudited balance sheet of Seller or
      -------------------------
Buyer, as the case may be, dated June 30, 2000.

     "Most Recent Fiscal Year End" means the year ended April 30, 2000.
      ---------------------------

     "Note" means any promissory note made and executed by the Parent for the
      ----
benefit of the Buyer, including promissory notes dated July 3, 2000 in the original principal amount of US $100,000, and dated July 11, 2000 in the principal amount of $49,500.

     "Ordinary Course of Business" means the ordinary course of business
      ---------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

     "Parent" has the meaning set forth in the preface above.
      ------

     "Party" has the meaning set forth in the preface above.
      -----

     "Person" means an individual, a partnership, a corporation, a limited
      ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Process Agent" has the meaning set forth in Section 7(p) below.
      -------------

     "Purchase Price" has the meaning set forth in Section 2(c) below.
      --------------

     "Purchased Assets" means all right, title, and interest in and to all of
      ----------------
the tangible and intangible operating assets of the Parent and Subsidiary relating to the Seller's business (including the Assigned Contracts) that are necessary or appropriate for Buyer to continue the business of the Seller; provided, however, the Purchased Assets do not include the Excluded Assets. The Purchased Assets shall specifically include the following items relating to the Purchased Assets:

          (a)  all physical assets;

          (b) all customer names, lists (including prospect lists, if any), addresses, and contact names;

          (c)  all right, title and interest in and to the name "HAHT Asia";

          (d)  all right, title and interest in and to the Parent's Website;

          (e) Intellectual Property, goodwill associated therewith and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions;

          (f) claims, cash, deposits, prepayments (unless excluded as an Excluded Asset), accounts receivable, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes);

          (g) franchises, approvals, permits, licenses, orders, registrations, certificates and similar rights obtained from governments and governmental agencies; and

          (h) books, records, ledgers, files, source and user documents in support of the Intellectual Property, correspondence, lists, drawings, specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials.

     "Retained Liabilities" shall mean all of the Liabilities of the Parent and
      --------------------
Subsidiary (any reference herein to the Seller shall be deemed to refer to both the Parent and Subsidiary), including the following, other than to the extent that they are Assumed Liabilities or Excess Liabilities: (i) all trade payables of the Seller as of the Closing Date; (ii) all indebtedness of the Seller; (iii) any Liability of the Seller for Taxes, including all federal, state and local income, franchise, gross receipts, sales, use or similar tax relating to the operation of Seller's business on or before the Closing Date, the use, ownership or operation of the Purchased Assets on or before the Closing Date and all Taxes relating to the sale of the Purchased Assets, (iv) any Liability of the Seller for the unpaid Taxes of any Person under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise,
(v) any Liability relating to the operation of the Seller's business prior to Closing; (vi) any obligation of the Seller to indemnify any Person by reason of the fact that such Person was a director, officer, employee, or agent of any of the Seller or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise);
(vii) Liability of the Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, or (vii) any Liability or obligation of the Seller under this Agreement (or under any side agreement between the Seller and the Buyer entered into on the date of this Agreement).

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------
amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge,
      -----------------
or other security interest.

     "Seller" has the meaning set forth in the preface above.
      ------

     "Seller's Disclosure Schedule" has the meaning set forth in Section 3
      ----------------------------
below.

     "Subsidiary" has the meaning set forth in the preface above.
      ----------

     "Tax(es)" means any federal, state, local, or foreign income, gross
      -------
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or
      ----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     2. Basic Transaction.
        -----------------

     (a) Purchase and Sale of Assets. Pursuant to the terms and conditions of
         ---------------------------
this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, assign, convey, and deliver to the Buyer, all of the Purchased Assets at the Closing, all for the consideration specified below in this Section 2. Delivery of and transfer of title to the Purchased Assets shall take place in North Carolina.

     (b) Assumption of Liabilities. Pursuant to the terms and conditions of this
         -------------------------
Agreement, the Buyer agrees to assume and become responsible for the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller not specifically included within the definition of Assumed Liabilities.

     (c) Purchase Price. The Buyer agrees to pay to the Seller the "Purchase
         --------------                                             --------
Price" payable as follows:
-----
          (1) forgiveness by the Buyer of the Seller's obligations to Buyer on any amounts outstanding at June 30, 2000 of the U.S. $308,000 owed by the Seller to the Buyer as outlined in Exhibit C plus any other related amounts
                                        ---------
     invoiced by the Buyer subsequent to these amounts;

          (2) 250,000 shares of HAHT Common Stock, in Parent's name;

          (3) A Warrant to purchase 150,000 shares of HAHT Common Stock at a price of U.S. $2.50 per share with a term of five years (the "HAHT Warrant") in substantially the form of Exhibit D. The HAHT Common Stock and
                                            ---------
     HAHT Warrant shall also include any stock dividend, stock split or other change in the character or amount of any of the outstanding Common Stock of Buyer, together with any and all new, substituted or additional securities to which Seller is entitled by reason of its ownership of HAHT Common Stock and the HAHT Warrant. The HAHT Common Stock has the rights, preferences and privileges set forth in Buyer's Certificate of Incorporation, a copy of which is attached hereto as Exhibit D-1; and

          (4) assumption of the Assumed Liabilities.

     (d) Assumption of Excess Liabilities; Escrow. The Seller agrees that the
         ----------------------------------------
HAHT Common Stock and the HAHT Warrant (and any shares issued upon exercise of the HAHT Warrant) shall be held in an escrow pursuant to the escrow agreement attached hereto as Exhibit E (the "Escrow Agreement") until at least the later
                   ---------       ----------------
of the first anniversary of the Closing Date or one hundred eighty (180) days after the completion of a public offering of stock by the Buyer on a recognized exchange or market, other liquidity event in which Buyer's equity is exchanged for equity of a public company, or the pay-off by Seller of all amounts owed to Buyer that result from Buyer's assumption of Excess Liabilities (the "Escrow
                                                                      ------
Termination Date"). In the event that the Buyer determines, prior to the Escrow
----------------
Termination Date, that it is appropriate for it, in its sole discretion, to assume any of the Seller's Liabilities which are not Assumed Liabilities, it will give the Buyer written notice thereof; provided, that Buyer shall not assume any Seller Liability unless the Liability has been asserted by the creditor, is absolute, due and owing, and bona fide, which determination shall be reasonably based by Buyer upon documentary and other evidence relating to such liability. If the Seller has not paid the Buyer the amount of the Excess Liabilities prior to the Escrow Termination Date, then, at Buyer's option, an appropriate number of shares of HAHT Stock or shares of HAHT Common Stock exercisable under the HAHT Warrant will revert to HAHT to cover such Excess Liabilities, based on the fair market value of the HAHT Common Stock on the Escrow Termination Date, as such value is determined pursuant to the Escrow Agreement; provided, that under no circumstances shall Buyer be able to include in its calculation of Excess Liabilities amounts that relate to Seller's ongoing customer support or maintenance obligations relating to Buyer's products, and Seller shall have no obligation to pay for any such Liabilities that Buyer assumes. Seller may determine which of the HAHT Common Stock or HAHT Common Stock exercisable under the HAHT Warrant will revert to the Buyer so long as the dollar amount required by Buyer is satisfied. Notwithstanding anything to the contrary in this paragraph (d), any obligations of the Seller listed on Exhibit A may be paid by the Buyer without notification to the Seller and will be deemed to be an Excess Liability even though the total obligations listed in Exhibit A may exceed the amount that the Seller is required to assume.

       (e)    The Closing. The closing of the transactions contemplated by this
              -----------
Agreement (the "Closing") shall take place simultaneous with the execution of
                -------
this Agreement at the offices of Wyrick Robbins Yates & Ponton LLP in Raleigh, North Carolina, commencing at 3:00 p.m. local time on October 31, 2000 or at such other date or place as the Parties may mutually determine (the "Closing
                                                                     -------
Date").
----
       (f)    Conditions to and Deliveries at Closing. At the Closing,
                                ---------------------

              (i) Parent and Subsidiary will execute, acknowledge (if appropriate), and deliver to the Buyer (A) the Bill of Sale and Assignment in the form attached hereto as Exhibit F and
                                                                   ---------
                     (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request;

              (ii) the Buyer will execute, acknowledge (if appropriate), and deliver to both the Parent and Subsidiary (A) an assumption in the form attached hereto as Exhibit G and (B) such other
                                                    ---------
                     instruments of assumption as the Parent, Subsidiary or its counsel reasonably may request;

              (iii) Parent and Subsidiary shall deliver to the Buyer signed consents and releases from any other third parties whose consent or release is required in connection with consummation of the transactions contemplated by this Agreement;

              (iv) the Buyer will place in escrow the closing portion of the Purchase Price specified in Section 2(c)(2) and (3) above;

              (v) the Parent, Subsidiary and the Buyer all shall deliver to the other certificates signed by their respective presidents and chief financial officers that all of their respective representations, warranties and covenants contained in this Agreement remain true as of the Closing Date and that all obligations hereunder have been or will be completed prior to or on the Closing Date;

              (vi) the Seller shall assign its rights to the name "HAHT Asia, Inc." to the Buyer and execute such instruments as may be required to effect such assignment;

              (vii) Parent shall have delivered to Buyer a certificate signed by its president and secretary stating that Parent's shareholders shall have unanimously approved the transactions included herein, together with the plan for the ultimate allocation of the assets of Parent after the Escrow Termination Date; and

              (viii) Buyer shall have delivered to Parent a certificate signed by its president and secretary stating that all actions necessary for approval of this Agreement and the transactions contemplated herein shall have been taken by Buyer.

     Within 5 days following Closing, the Seller shall deliver to the Buyer UCC-3 termination statements (and equivalent PTO termination statements, if applicable) signed by any party with a Security Interest in any of the Purchased Assets in such form that will permit the Buyer to terminate such interests of record;

     (g) Allocation. The Parties agree to allocate the Purchase Price (and all
         ----------
other capitalizable costs) among the Purchased Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit H.
                                       ---------

     3. Representations and Warranties of the Seller. The Seller represents and
        --------------------------------------------
warrants to the Buyer that the statements contained in this Section 3 are correct as of the date of this Agreement and as of the Closing Date, except as set forth in the Seller's disclosure schedule accompanying this Agreement and initialed by the Parties (the "Seller's Disclosure Schedule"). The Seller's
                               ----------------------------
Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

     (a) Organization and Good Standing of the Seller. Each of Parent and
         --------------------------------------------
Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Parent and Subsidiary is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where such failure to be qualified would not have a material adverse effect on the Seller. Each of Parent and Subsidiary has full corporate power and authority and all licenses, permits, and authorizations necessary to comply with its obligations hereunder and to transfer the Purchased Assets.

     (b) Authorization of Transaction. The Parent and Subsidiary each has full
         ----------------------------
power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Parent and Subsidiary each has duly authorized the execution, delivery, and its performance of this Agreement. This Agreement constitutes the valid and legally binding obligation of the Parent and Subsidiary, enforceable in accordance with its terms and conditions, except as limited by bankruptcy, moratorium, insolvency and similar laws.

     (c) Noncontravention. To Seller's knowledge, neither the execution and the
         ----------------
delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) which has not been waived. The Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or other third party in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above), except such authorizations, consents or approvals which have been obtained prior to Closing.

     (d) Brokers' Fees. The Seller has no Liability or obligation to pay any
         -------------
fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

     (e) Title to Assets. The Seller has good and marketable title to all of the
         ---------------
Purchased Assets, free and clear of all Security Interests or restriction on transfer.

     (f) Financial Statements. Attached hereto as Exhibit I are the following
         --------------------                     ---------
financial statements of the Seller (collectively the "Seller Financial
                                                      ----------------
Statements"): (i) unaudited balance sheets and statements of operation, changes
----------
in stockholders' equity and cash flow for the Seller as of and for the fiscal years ended April 30, 1999 and April 30, 2000 (the "Most Recent Fiscal Year
                                                    -----------------------
End") and the (ii) an unaudited balance sheet as of June 30, 2000 (the "Interim
---                                                                     -------
Financials"). The Seller Financial Statements (including the notes thereto) have
----------
been prepared in accordance with GAAP or other equivalent geographical accounting standards applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods, are correct and complete, and are consistent with the books and records of the Seller (which books and records are correct and complete); provided, however, that the Interim
                                             -----------------
Financials of the Seller are subject to normal year-end adjustments (which will not be material individually or in the aggregate).

     (g) Events Subsequent to Most Recent Fiscal Year End. Except with respect
         ------------------------------------------------
to those areas of Subsidiary's business, management and operations that Buyer has agreed to operate prior to execution of this Agreement by the Parties, since June 30, 2000, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Seller relating to the Purchased Assets. Without limiting the generality of the foregoing, since that date through the Closing Date:

          (i) the Seller has not sold, leased, licensed, transferred or assigned any of the Purchased Assets;

          (ii) the Seller has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) relating to the Purchased Assets;

          (iii) no party has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) relating to the Purchased Assets to which the Seller is a party or by which it is bound;

          (iv) the Seller has not imposed any Security Interest upon any of the Purchased Assets;

          (v) except with respect to the Note, the Seller has not issued any note, bond or other debt security, or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

          (vi) the Seller has not delayed or postponed the performance of any Assumed Liability;

          (vii) the Seller has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) relating to the Purchased Assets;

          (viii) the Seller has not granted any license or sublicense of any rights under or with respect to all or any portion of any Intellectual Property relating directly or indirectly to the Purchased Assets;

          (ix) there has been no change made or authorized in the charter or bylaws of the Seller;

          (x) the Seller has not experienced any damage, destruction, or loss (whether or not covered by insurance) to the Purchased Assets;

          (xi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction involving the Purchased Assets; and

          (xii) the Seller has not committed to any of the foregoing.

     (h) Undisclosed Liabilities. To Seller's knowledge, the Seller has no
         -----------------------
Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) relating to or affecting, directly or indirectly, any of the Purchased Assets, except for Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto).

     (i) Legal Compliance. To Seller's knowledge, no violation by the Seller or
         ----------------
its predecessors or subsidiaries of any applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), nor any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or threatened that will prohibit or adversely affect Seller's ability to enter into and to perform it obligations under this Agreement.

     (j) Tax Matters.
         -----------

         (i) The Seller has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. To Seller's knowledge, all Taxes owed by the Seller and due and payable as of the Closing (whether or not shown on any Tax Return) have been paid. No claim has ever been made by an authority in a jurisdiction where the Seller does not file Tax Returns that the Seller is or may be subject to taxation by that jurisdiction. There are no Security Interests or tax liens on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

         (ii) To Seller's knowledge, no officer (or employee responsible for Tax matters) of the Seller expects any authority to assess any additional Taxes with respect to the Seller or any of its assets for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Seller or pertaining to the Purchased Assets.

     (k) Intellectual Property. To Seller's knowledge, the Seller owns all
         ---------------------
Intellectual Property necessary or desirable for the operation of its business. The Purchased Assets include all the Intellectual Property which is used to contract the business of the Seller. Each item of Intellectual Property relating to the Purchased Assets owned or used by the Seller immediately prior to the Closing will be owned by the Buyer on identical terms and conditions immediately subsequent to the Closing. Immediately subsequent to the Closing, the Seller will not have retained any Intellectual Property necessary or desirable for the continued operation of the Seller's business by the Buyer. The Seller has no knowledge of any infringement upon its Intellectual Property and, based on such fact, has taken all necessary and desirable action to maintain and protect each material item of its Intellectual Property. To Seller's knowledge, the Seller has good and indefeasible title, free and clear of all encumbrances or other claims, to all Intellectual Property currently used by the Seller and to all Intellectual Property necessary for the operation of the Seller's business as now conducted and, to the Knowledge of the Seller, as presently contemplated to be conducted in the future. To the Knowledge of the Seller, the Seller conducts its business without infringement or claim of infringement of any Intellectual Property or other intangible properties of others. Section 3(k) of the Seller's Disclosure Schedule lists the Intellectual Property to be included in the Purchased Assets.

     (l) Contracts. Section 3(l) of the Seller's Disclosure Schedule lists all
         ---------
contracts to which the Seller is a party, including the following contracts, and including (and identifying) the contracts and other agreements being assigned to Buyer hereunder and to which the Seller is a party:

         (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

         (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Seller, or involve consideration in excess of $10,000 ;

         (iii) any agreement concerning a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of the Purchased Assets;

          (v) any agreement concerning confidentiality or noncompetition; or

          (vi) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000 .

     The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 3(l) of the Seller's Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement, if any. With respect to each such agreement: (A) except as limited by bankruptcy, moratorium, insolvency and similar laws, the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) except as limited by bankruptcy, moratorium, insolvency and similar laws, the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (C) no party is in breach or default, and no event has occurred to Seller's Knowledge which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

     (m) Notes and Accounts Receivable. All notes and accounts receivable of the
         -----------------------------
Seller relating to the Purchased Assets are reflected properly on the Seller's books and records in accordance with GAAP or other equivalent geographical accounting standards and arose in the Ordinary Course of Businesses in legitimate transactions with independent third parties. To the Seller's Knowledge, such accounts receivable are valid receivables subject to no setoffs or counterclaims, are current and collectible.

     (n) Powers of Attorney. There are no outstanding powers of attorney
         ------------------
executed on behalf of the Seller.

     (o) Insurance. The Seller has been covered during the past 3 years by
         ---------
insurance in scope and amount customary and reasonable for the Seller's business.

     (p) Litigation. Section 3(p) of the Seller's Disclosure Schedule sets forth
         ----------
each instance related to the Purchased Assets in which the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or
(ii) is a party or, to the Knowledge of any of the directors and officers (and employees with responsibility for litigation matters) of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3(p) of the Seller's Disclosure Schedule could result in any material adverse change in the business, financial condition, assets, operations, results of operations, or future prospects of the Seller or prevent the Seller from fulfilling its obligations under this Agreement. The Seller has no reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Seller relating to or adversely affecting the Purchased Assets or its ability to fulfill its obligations under this Agreement.

     (q) Product Warranty. Neither Parent nor Subsidiary has given to any
         ----------------
customers or other third party any warranty in any software or other Intellectual Property of Buyer beyond Buyer's standard warranty for such software or other Intellectual Property.

     (r) Disclosure. The representations and warranties contained in this
         ----------
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

     (s) Investment. Each of Parent and Subsidiary (i) understands that the HAHT
         ----------
Common Stock and the HAHT Warrant have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being (or will be) offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) except for the distribution of the HAHT Common Stock and HAHT Warrant to Parent's stockholders pursuant to the ultimate liquidation of Seller, is or will be acquiring the HAHT Common Stock and the HAHT Warrant solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the HAHT Common Stock and the HAHT Warrant, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the HAHT Common Stock and the HAHT Warrant.

     (t) Payments. Since June 30, 2000, neither Parent nor Subsidiary has
         --------
declared or paid any dividends or other distributions to its shareholders or paid any bonus or made any increase in the compensation of any officer, director, employee or consultant.

     (u) Invoices. Since June 30, 2000, neither Parent nor Subsidiary has
         --------
invoiced any customer or otherwise established any receivable to the benefit of the Seller without the Buyer's prior written consent and with the understanding that such receivables represent a Purchased Asset to be sold to the Buyer under this Agreement.

     (v) No Other Subsidiaries. Other than Subsidiary, all of the capital stock
         ---------------------
of which is owned by Parent, Seller does not currently own or control, directly or indirectly, any interest in any other corporation, association or other business entity.

     4. Representations and Warranties of the Buyer. The Buyer represents and
        -------------------------------------------
warrants to the Seller that the statements contained in this Section 4 are correct as of the date of this Agreement and as of the Closing Date, except as set forth in the Buyer's Disclosure Schedule. The Buyer's Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

     (a) Organization of the Buyer. The Buyer is a corporation duly organized,
         -------------------------
validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where such failure to be qualified would not have a material adverse effect on the Buyer. The Buyer has full corporate power and authority and all licenses, permits, and authorizations necessary to comply with its obligations hereunder.

     (b) Authorization of Transaction. The Buyer has full power and authority
         ----------------------------
(including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder (except with respect to approval needed from the Buyer's preferred shareholders to authorize the issuance of shares under Section 2(c)(5) hereof). Without limiting the generality of the foregoing, the board of directors of the Buyer has duly authorized the execution, delivery and performance of this Agreement by the Buyer. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except as limited by bankruptcy, moratorium and similar laws.

     (c) Noncontravention. Neither the execution and the delivery of this
         ----------------
Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject which has not been waived. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

     (d) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees
         -------------
or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

     (e) Legal Compliance. No violation by the Buyer or its predecessors or
         ----------------
subsidiaries of any applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), nor any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced that will prohibit or adversely affect Buyer's ability to enter into and to perform it obligations under this Agreement.

     (f) Disclosure. The representations and warranties contained in this
         ----------
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

     (g) Authorized and Outstanding Stock. The authorized capital stock of the
         --------------------------------
Buyer consists of (i) 84,000,000 shares of Common Stock, $.001 par value, of which 10,736,979 shares are validly issued and outstanding and held of record as of the date hereof; and (ii) 62,955,940 shares of Preferred Stock of which 54,283,040 shares are issued and outstanding and held of record as of the date hereof. All such issued and outstanding shares of capital stock are duly and validly authorized, validly issued and fully paid and nonassessable and free from any restrictions on transfer, except for restrictions imposed by federal or state securities or "blue-sky" laws and except for those imposed pursuant to the Buyer's preferred stock purchase agreements or any Related Agreement (as defined therein).

     (h) Due Issuance of HAHT Common Stock. The HAHT Common Stock and HAHT
         ---------------------------------
Warrant to be issued to the Parent are part of the Purchase Price, and the HAHT Common Stock to be issued upon exercise of the HAHT Warrant, when issued, sold and delivered in accordance with the terms hereof or thereof for the consideration expressed herein or in the Warrant, as the case may be, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions under applicable state and federal securities laws.

     5. Post-Closing Covenants. The Parties agree as follows with respect to the
        ----------------------
period following the Closing.

     (a) General. If at any time after the Closing any further action is
         -------
necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) that the other Party reasonably requests, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 6 hereof).

     (b) Litigation Support. In the event and for so long as any Party is
         ------------------
actively contesting or defending any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Seller, each of the other Parties will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Section 6 hereof).

     (c) Transition. The Seller will not take any action that is designed or
         ----------
intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Seller from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller prior to the Closing. Except as otherwise provided herein, the Seller will refer all customer inquiries relating to the businesses of the Seller to the Buyer from and after the Closing.

     (d) Covenant Not to Compete. For a period of five (5) years from and after
         -----------------------
the Closing Date, the Seller will not engage directly or indirectly in the business of Internet tools and e-
commerce applications; provided, however, that no owner of less than 1% of the
                       -----------------
outstanding stock of any publicly traded corporation shall be deemed to be engaged in competition solely by reason of such ownership. If the final judgment of a court of competent jurisdiction declares that any term or provision of this
Section 5(d) is invalid or unenforceable, the Parties agree that the court making the determination or invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     6.  Remedies for Breaches of this Agreement. The remedies for breach of
         ---------------------------------------
this Agreement shall be limited to the indemnification rights under this Section 6.

     (a) Indemnification Provisions for Benefit of the Buyer.
         ---------------------------------------------------

         (i) To the extent of the value of the HAHT Common Stock and the HAHT Warrant held in an escrow pursuant to the Escrow Agreement, in the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 7(a) hereof, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to Section 6(c) below within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), except to the extent caused primarily by the gross negligence or willful misconduct of the Buyer.

         (ii) To the extent of the value of the HAHT Common Stock and the HAHT Warrant held in an escrow pursuant to the Escrow Agreement, the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Seller which is not an Assumed Liability (including any Liability of the Seller that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, under Environmental, Health, and Safety Requirements, or otherwise by operation of law), except to the extent caused primarily by the gross negligence or willful misconduct of the Buyer.

     (b) Indemnification Provisions for Benefit of the Seller.
         -----------------------------------------------------

         (i) To the extent of the value of the HAHT Common Stock and the HAHT Warrant held in an escrow pursuant to the Escrow Agreement, in the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 7(a) hereof, provided that the Seller makes a written claim for indemnification against the Buyer pursuant to Section 6(c) hereof within such survival period, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), except to the extent caused primarily by the gross negligence or willful misconduct of the Seller;.

          (ii) To the extent of the value of the HAHT Common Stock and the HAHT Warrant held in an escrow pursuant to the Escrow Agreement, the Buyer agrees to indemnify the Seller from and against any Adverse Consequences the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Assumed Liability after June 30, 2000, except to the extent caused primarily by the gross negligence or willful misconduct of the Seller.

     (c)  Matters Involving Third Parties.
          --------------------------------

          (i) If any third party shall notify any Party (the "Indemnified
                                                              -----------
     Party") with respect to any matter (a "Third Party Claim") which may give
     -----                                  -----------------
     rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 6, then the Indemnified Party
      ------------------
     shall promptly notify each Indemnifying Party thereof in writing; provided,
                                                                       ---------
     however, that no delay on the part of the Indemnified Party in notifying
     -------
     any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen
     (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 6(c)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (iv) In the event any of the conditions in Section 6(c)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and
     (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 6.

     (d) Determination of Adverse Consequences. All indemnification payments
         -------------------------------------
under this Section 6 shall be deemed adjustments to the Purchase Price, and shall be limited to the extent of the value of the HAHT Common Stock and the HAHT Warrant held in an escrow pursuant to the Escrow Agreement.

     (e) Recoupment Under Escrow. The Buyer shall have the option of recouping
         -----------------------
up to $308,000 of any Adverse Consequences it may suffer (in lieu of seeking any indemnification to which it is entitled under this Section 6) by notifying the Seller that the Buyer intends to exercise its right of set-off against the amount of the Purchase Price held in escrow. Not later than fifteen (15) days following the receipt of such notice, the Seller shall provide the Buyer with written notice as to whether the Seller contests such claim or accepts such claim; and if the claim is accepted, the Buyer shall be entitled to deduct the amount of the Adverse Consequences (up to $308,000) from the amounts due out of the escrow pursuant to the Escrow Agreement. If the Seller contests such claim in part, but not in full, the Seller shall provide written notice with respect to such amount it does not contest, and the Buyer shall be entitled to set-off the uncontested amount against the amount due out of the escrow pursuant to the Escrow Agreement. With respect to any amount that the Seller contests, the parties shall promptly submit to arbitration in accordance with the provisions described below the question of whether the Buyer is entitled to indemnification with respect to such disputed amount. Any determination in connection with such arbitration shall be binding and, promptly upon such determination, Buyer shall be entitled to set-off against the amount of the Purchase Price held in escrow the full amount to which the arbitration determines the Buyer is entitled, if any (up to $308,000). In the event that any such claim is submitted to arbitration and is not resolved by the Escrow Termination Date, the escrow shall not terminate unless and until the amount of the disputed claim is determined with respect to the amount in dispute; provided, that the remaining amounts in escrow may be released. Neither the exercise of nor the failure to exercise such right of set-off or to give a notice of an indemnification event will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

     Any controversy or claim arising out of or related to this Section 6(e) that cannot be amicably resolved, including, without limitation, whether such controversy or claim is subject to arbitration will be submitted to binding arbitration held in Raleigh, North Carolina (if the Buyer initiates arbitration) or in San Francisco, California (if the Seller initiates the arbitration) in accordance with the commercial arbitration rules of the American Arbitration Association (the "AAA"), subject to this Section. Arbitration proceedings will be conducted by a single person selected in accordance with the AAA rules. No arbitrator will have or previously have had any significant relationship with any of the parties. The decision of the arbitrator on any submitted matter will be final, binding and nonappealable, and may be entered in any court of competent jurisdiction. The parties shall allow and participate in discovery in accordance with the Federal Rules of Civil Procedure for a period of ninety (90) days after the filing of an answer or other responsive pleading.

     (f) Other Indemnification Provisions. The foregoing indemnification
         --------------------------------
provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to the Seller or the transactions contemplated by this Agreement.

     7.  Miscellaneous.
         --------------

     (a) Survival of Representations and Warranties. All of the representations
         -------------------------------------------
and warranties of the Parties contained in this Agreement shall survive the Closing hereunder until the Escrow Termination Date.

     (b) Press Releases and Public Announcements. No Party shall issue any press
         ----------------------------------------
release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided,
                                                                 ---------
however, that any Party may make any public disclosure it believes in good faith
-------
is required by applicable law (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

     (c) No Third-Party Beneficiaries. This Agreement shall not confer any
         ----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (d) Entire Agreement. This Agreement (including the documents referred to
         ----------------
herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (e) Succession and Assignment. This Agreement shall be binding upon and
         -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. The Seller may not assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Buyer.

     (f) Counterparts. This Agreement may be executed in one or more
         ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g) Headings. The section headings contained in this Agreement are inserted
         --------
for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) Notices. All notices, requests, demands, claims, and other
         -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Seller:          HAHT Asia, Inc.
     -----------------          785 Market Street, 10th Floor
                                San Francisco, California  94103-2033
                                Phone:  (415) 543-2806
                                Fax:  (415) 227-9510
                                Attention:  Chief Executive Officer

     Copy to:                   Scherer & Smith, LLP
     --------                   214 Grant Avenue, Suite 400
                                San Francisco, California  94108
                                Phone:  (415) 433-1099
                                Fax:  (415) 986-1730
                                Attention:  William M. Scherer, Esq.

     If to the Buyer:           HAHT Commerce, Inc.
     ----------------           400 Newton Road
                                Raleigh, NC  27615
                                Phone:  (919) 786-5100
                                Fax:  (919) 786-5253
                                Attention:  Chief Executive Officer

     Copy to:                   Wyrick Robbins Yates & Ponton LLP
     --------                   4101 Lake Boone Trail, Suite 300
                                Raleigh, NC  27607
                                Phone:  (919) 781-4000
                                Fax:  (919) 781-4865
                                Attention:  Donald R. Reynolds

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (i) Governing Law. This Agreement shall be governed by and construed in
         -------------
accordance with the domestic laws of the State of North Carolina without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of North Carolina.

     (j) Amendments and Waivers. No amendment of any provision of this Agreement
         ----------------------
shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k) Severability. Any term or provision of this Agreement that is invalid
         ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (l) Expenses. Each of the Buyer and the Seller will bear its own costs and
         --------
expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (m) Construction. The Parties have participated jointly in the negotiation
         ------------
and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Buyer's Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Buyer's Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules
         ---------------------------------------
identified in this Agreement are incorporated herein by reference and made a part hereof.

     (o) Specific Performance. Each of the Parties acknowledges and agrees that
         --------------------
the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 7(p) below), in addition to any other remedy to which it may be entitled, at law or in equity.

     (p) Submission to Jurisdiction. Each of the Parties submits to the
         --------------------------
jurisdiction of any state or federal court sitting in North Carolina in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party initiating legal action appoints the other Party's registered agent in their state of incorporation (the "Process Agent") as its agent to receive on its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any Party may make service on the other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in Section 7(h) above or
(ii) to the Party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in Section 7(h) above. Nothing in this Section 7(p), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

     (q) Bulk Transfer Laws. The Buyer acknowledges that the Seller will not
         ------------------
comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement. Seller agrees to indemnify Buyer from and against any Adverse Consequences arising from or related to Seller's noncompliance with such laws.

                     [The next page is the signature page.]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first above written.

HAHT Commerce, Inc.

By: ____________________________________________
Title: _________________________________________


HAHT Asia, Inc.

By: ____________________________________________
Title: _________________________________________


HAHT Asia Pty., Ltd.

By: ____________________________________________
Title: _________________________________________

                                    Exhibit A
                                    ---------

                            List of Purchased Assets


Intellectual Property and Other Assets:

         Domain Names:




         Trademarks:




         Accounts Receivable:

         The following accounts receivable as of __________, 2000 of the Seller:

         Name of Account Debtor     Amount of Receivable     Days Past Due
         ----------------------     --------------------     -------------




Assigned Contracts and Agreements:




Patents:



Assumed Liabilities:

                                    Exhibit B
                                    ---------

           List of Excess Liabilities Assumed Pursuant to Section 2(d)

                                    Exhibit C
                                    ---------

                 List of Amounts Owed to the Buyer by the Seller
              Same as listed in the Official Notification of Breach
                               Dated May 30, 2000